Exhibit 99.1

# Strategic Options for Walmart Portfolio

## Portfolio Sale

**Overview**

- Decision to sell portfolio and estimated gain on sale determined by 1Q'19
- Portfolio would transfer to new issuer upon contract expiration on July 31, 2019

**Strategic and Financial Implications**

- ~$2.5 billion of capital freed up to deploy on capital actions and higher returning alternatives:
  - Portfolio size: ~$10B
  - Capital supporting portfolio: ~ $1.5B
  - Release reserve associated with the portfolio
  - Portfolio sale expected to generate a gain
- $300-350MM of ongoing cost savings identified
- Improves/maintains certain operating metrics:
  - 60-70bp reduction in Net Charge-Offs
  - Neutral to return profile
- Expect to use the majority of ~$2.5 billion to repurchase shares by end of 2019 subject to Board and regulatory approval
- Combination of share repurchase and cost savings expected to fully replace EPS generated by current program
  - Accretive to EPS relative to renewal terms

## Retain Portfolio + Convert to GPCC

**Overview**

- Expect to convert qualifying accounts to GPCC beginning in 1Q'19
- Cards not converted to GPCC will remain Walmart cards that can be used in-brand for 3 years

**Strategic and Financial Implications**

- Improved economic profile and risk-adjusted returns
  - Elimination of RSAs and interchange fees earned on GPCC/Dual Card will fund enhanced value props, branding and promotions
  - Royalties earned on Walmart purchases for three years post contract expiration
  - Opportunity to optimize portfolio performance: improve credit metrics, cost structure and return profile going forward
- Improves diversification of overall portfolio, reduces partner concentration
- Builds on direct to consumer strategy, ability to realize synergies with direct bank
- Retaining portfolio and conversion to GPCC expected to fully replace EPS generated by current program
  - Accretive to EPS relative to renewal terms

synchrony FINANCIAL

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Disclaimers Cautionary Statement Regarding Forward-Looking Statements This presentation contains certain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “targets,” “outlook,” “estimates,” “will,” “should,” “may” or words of similar meaning, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements are based on management's current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include global political, economic, business, competitive, market, regulatory and other factors and risks, such as: the impact of macroeconomic conditions and whether industry trends we have identified develop as anticipated; retaining existing partners and attracting new partners, concentration of our revenue in a small number of Retail Card partners, promotion and support of our products by our partners, and financial performance of our partners; cyber-attacks or other security breaches; higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to grow our deposits in the future; our ability to securitize our loan receivables, occurrence of an early amortization of our securitization facilities, loss of the right to service or subservice our securitized loan receivables, and lower payment rates on our securitized loan receivables; changes in market interest rates and the impact of any margin compression; effectiveness of our risk management processes and procedures, reliance on models which may be inaccurate or misinterpreted, our ability to manage our credit risk, the sufficiency of our allowance for loan losses and the accuracy of the assumptions or estimates used in preparing our financial statements; our ability to offset increases in our costs in retailer share arrangements; competition in the consumer finance industry; our concentration in the U.S. consumer credit market; our ability to successfully develop and commercialize new or enhanced products and services; our ability to realize the value of acquisitions and strategic investments; our ability to realize the benefits of and expected capital available from strategic options; reductions in interchange fees; fraudulent activity; failure of third parties to provide various services that are important to our operations; disruptions in the operations of our computer systems and data centers; international risks and compliance and regulatory risks and costs associated with international operations; alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; litigation and regulatory actions; damage to our reputation; our ability to attract, retain and motivate key officers and employees; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations; a material indemnification obligation to GE under the Tax Sharing and Separation Agreement with GE if we cause the split-off from GE or certain preliminary transactions to fail to qualify for tax-free treatment or in the case of certain significant transfers of our stock following the split-off; regulation, supervision, examination and enforcement of our business by governmental authorities, the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the impact of the Consumer Financial Protection Bureau’s regulation of our business; impact of capital adequacy rules and liquidity requirements; restrictions that limit our ability to pay dividends and repurchase our common stock, and restrictions that limit the Synchrony Bank’s ability to pay dividends to us; regulations relating to privacy, information security and data protection; use of third-party vendors and ongoing third-party business relationships; and failure to comply with anti-money laundering and anti-terrorism financing laws. For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this presentation and in our public filings, including under the heading “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed on February 22, 2018. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law. 2